UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2008

REITPLUS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-143415	20-8857707
(State or Other Jurisdiction of Incorporation)	(File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(Address of Principal Executive Offices)
(713) 850-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

REITPlus, Inc. (the “Company”) previously filed a Form 8-K on May 15, 2008 dated May 12, 2008 with regard to the acquisition of Shadow Creek Ranch Town Center located in Pearland, Texas.  The Company hereby amends the Form 8-K dated May 12, 2008 to provide the required financial information.

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Real Estate Property Acquired

1. Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2007 and the three months ended March 31, 2008

2. Notes to Historical Summary of Gross Income and Direct Operating Expenses

(b) Pro Forma Financial Information

1. Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008

2. Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2008

3. Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007

(c) Exhibits:   None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REITPlus, Inc.

By: /s/ Chad C. Braun
Chad C. Braun
Executive Vice President
Date: July 11 , 2008

SHADOW CREEK RANCH TOWN CENTER

Historical Summary of Gross Income
and Direct Operating Expenses
For the year ended December 31, 2007 and
the three months ended March 31, 2008
(unaudited)

	Year	Three months
	ended	ended
	December 31,	March 31,
	2007	2008

Gross income:
Rental income	$569,106	525,631
Tenant expense recoveries	76,328	187,289
Other income	—	45
	645,434	712,964
Direct operating expenses:
Operating expenses	69,301	69,025
Insurance	57,078	43,884
Other expense	42,440	2,725
Total direct operating expenses	168,819	115,634
Excess of gross income over direct operating expenses	$476,615	597,331

See accompanying notes to historical summary of gross income and direct operating expenses

~F-1~

SHADOW CREEK RANCH TOWN CENTER

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

Year ended December 31, 2007
and three months ended March 31, 2008

(unaudited)

(1)	Business

Shadow Creek Ranch Town Center (the “Property”) is located in Pearland, Texas.  The Property was under development during 2007 and the early part of 2008. The Property consists of approximately 616,372 square feet of existing gross leasable area which was 48% occupied at December 31, 2007.  The initial tenant took occupancy on July 1, 2007.  Accordingly, the accompanying financial statements do not comprise a full year of the Property’s operations. On May 12, REITPlus, Inc. acquired a 5% ownership interest in the Property for approximately $2.6 million.

(2)	Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in REITPlus, Inc.’s filing on Form 8-K, and is not intended to be a complete presentation of the Property’s income and expenses. The Historical Summary has been prepared on the accrual basis of accounting. Management of the Property is required to make estimates and assumptions that affect the reported amounts of the income and expenses during the reporting period. Actual results may differ from those estimates.

In the opinion of management, all adjustments necessary for a fair presentation are of a recurring nature and have been made to the accompanying unaudited amounts for the three months ended March 31, 2008.

(3)	Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as non-cancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes, and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on the straight-line basis.

~F-2~

The average remaining lease term for the shopping center weighted based on gross leaseable area is 8.3 years at December 31, 2007.  Minimum rents to be received from tenants under operating leases, exclusive of common area maintenance reimbursements, which were $76,328 for the year ended December 31, 2007 are as follows:

2008	$1,851,828
2009	1,851,828
2010	1,851,828
2011	1,581,828
2012	1,851,828
Thereafter	21,816,618
Total	$30,805,758

    Adjustments to record rental income on the straight-line basis increased gross income by $318,887 during the year ended December 31, 2007.

    Following are the tenants that individually comprised 10% or more of rental income for the year ended December 31, 2007:

Tenant	Percent of Total Income
Academy Sports	54%
Hobby Lobby	22%
HEB Grocery	21%

(4)	Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred.  Real estate taxes were capitalized since the property is under development. Costs such as depreciation, amortization, and interest expense are excluded from the accompanying Historical Summary.

(5)	Related-Party Transactions

During the year ended December 31, 2007, management fees of $15,000 were incurred.  The amount was paid or owed to various entities related to the owner of the Property either by common ownership or control.  Payments and amounts due to related parties represent amounts due under contracts for different services provided by the related party.

(6)	Property Financing

In connection with the acquisition, an interest-only mortgage loan was established with MetLife in an amount of $65,000,000 maturing on March 1, 2015.  The loan bears a fixed interest rate of 5.48%.

~F-3~

REITPlus, Inc.
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

    The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of the Shadow Creek Ranch Town Center (the “Property”) which REITPlus, Inc. (the “Company”) acquired from an unrelated third party.

    The unaudited pro forma condensed consolidated balance sheet presents the historical financial position of the Company as of March 31, 2008 to include the acquisition of the Property as assumed to occur on March 31, 2008.

    The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2008 combines the historical operations of the Company with the gross income and direct operating expenses of the Property as if the acquisition of the Property had occurred on January 1, 2007.   Since the Property is under development, mortgage interest and real estate taxes are capitalized and depreciation and amortization of the tangible and intangible assets has not yet commenced.

    The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 combines the historical operations of the Company with the gross income and direct operating expenses of the Property as if the acquisition of the Property had occurred on January 1, 2007.

    The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisition been in effect on the dates indicated or which may be obtained in the future. In management’s opinion, all adjustments necessary to reflect the effects of the property acquisition have been made. These unaudited pro forma statements should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

~F-4~

REITPlus, Inc.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of March 31, 2008
(unaudited)

		Acquisition (2)
	REITPlus, Inc.,	Shadow Creek
	Historical (1)	Ranch	Pro Forma
ASSETS
Investment in retail partnerships and other affiliates	-	2,550,000	2,550,000
Net real estate investments	-	2,550,000	2,550,000

Other assets	1,027,463	(1,025,828)	1,635

TOTAL ASSETS	$1,027,463	$1,524,172	$2,551,635

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Other liabilities	8,372	1,524,172	1,532,544
TOTAL LIABILITIES	8,372	1,524,172	1,532,544

Minority interest	1,001,000	-	1,001,000

Shareholders' equity	18,091	-	18,091
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,027,463	$1,524,172	$2,551,635

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

~F-5~

     (1) Reflects the historical condensed consolidated balance sheet of the Company as of March 31, 2008. Please refer to REITPlus, Inc.’s historical consolidated financial statements and notes thereto included in the
    Company’s  Quarterly Report on Form 10-Q for the three months ended March 31, 2008.
        (2) Reflects the acquisition of a 5% interest in the Property.
    (3) Represents borrowings assumed to be made in order to consummate the acquisition of the 5% interest in the Property as there was not sufficient cash available for such investment as of March 31, 2008.

~F-6~

REITPlus, Inc.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended March 31, 2008
(unaudited)

	REITPlus, Inc.		Shadow Creek
	Historical	(1)	Ranch	(2)	Pro Forma
Revenues	-		-		-

Expenses	-		-		-

Operating income	-		-		-

Other income (expense):
Interest and other income	5,083		-		5,083
Interest expense	-		(21,872)	(3)	(21,872)
Income from non-consolidated entities	-		29,867		29,867
Total other income (expense)	5,083		7,995		13,078

Income before taxes	5,083		7,995		13,078
Federal income tax expense	(1,764)		(2,682)		(4,446)

Net income	$3,319		$5,313		$8,632

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

~F-7~

    (1) Reflects the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2008. Please refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008.
     (2) The historical statement of operations for the Property acquisition represents our 5% interest in the Property’s gross income and direct operating expenses for the three months ended March 31, 2008.  Since the Property is under development, mortgage interest and real estate taxes are capitalized and depreciation and amortization of the tangible and intangible assets have not yet commenced.
    (3) Represents interest expense related to funds assumed borrowed, at an interest rate of 5.74%, in order to acquire a 5% interest in the Property as there was not sufficient cash available for such investment as of March 31,
    2008.

~F-8~

REITPlus, Inc.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the twelve months ended December 31, 2007

(unaudited)

	REITPlus, Inc.		Shadow Creek
	Historical	(1)	Ranch	(2)	Pro Forma
Revenues	-		-		-

Expenses	-		-		-

Operating income	-		-		-

Other income (expense):
Interest and other income	20,380		-		20,380
Interest expense	-		(43,744)	(3)	(43,744)
Income from non-consolidated entities			23,831		23,831
Total other income (expense)	20,380		(19,913)		467

Income before taxes	20,380		(19,913)		467
Federal income tax expense	(6,608)		6,449		(159)

Net income (loss)	13,772		(13,464)		308

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

~F-9~

    (1) Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2007. Please refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
    (2) The historical statement of operations for the Property acquisition represents our 5% interest in the Property’s historical summary of gross income and direct operating expenses for the year ended December 31, 2007. Since the Property is under development, mortgage interest and real estate taxes are capitalized and depreciation and amortization of the tangible and intangible assets have not yet commenced.
    (3) Represents interest expense related to funds assumed borrowed, at an interest rate of 5.74%, in order to acquire a 5% interest in the Property as there was not sufficient cash available for such investment as of December 31,
    2007.  Interest expense was recorded beginning with initial tenant’s occupancy.

  ~F-10~